Exhibit 14b

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated November 29, 2021, relating to the financial statements and financial highlights, which appears in Delaware Ivy High Income Opportunities Fund’s Annual Report on Form N-CSR for the year ended September 30, 2021. We also consent to the references to us under the headings “Other Service Providers” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

September 27, 2022